Exhibit  99.1


                                [GRAPHIC OMITED]


                 PROVIDING INNOVATIVE AND PRACTICAL TECHNOLOGIES
                   FOR COMMUNICATION, EDUCATION AND FOR LIFE.


  IN TODAY'S WORLD, BOTH PUBLIC AND PRIVATE ENTITIES ARE CHALLENGED TO LEARN HOW
                              TO DO MORE WITH LESS.

Sequiam Corporation provides innovative business solutions through the integration of technology that provide practical and cost effective implementation with measurable results. Sequiam sets the new standard for business through its technologies that promote public and private partnerships creating social enterprise that bridges the technology gap of what is possible with what is profitable.

Sequiam provides innovative, secure technology solutions that simplify the way we learn, work and live. Our client partnership approach provides our customers with complete communication mechanisms that promote mutual success.

Formed through proprietary development and acquisitions of market-demand products and services, Sequiam strategically offers implementation through its five wholly owned subsidiaries:


                               Sequiam Biometrics

                             Sequiam Communications

                                Sequiam Education

                                Sequiam Software

                                 Sequiam Sports

                                COMPANY OVERVIEW

Trading Symbol: SQUM (NASDAQ - OTCBB)

Founded in 1999 by Nicholas VandenBrekel and headquartered in Orlando, Florida, SEQUIAM CORPORATION develops and provides integrated technology business solutions.

Sequiam has developed a unique business approach that enables the company to focus on specific technologies that can be applied to specific cost-effective consumer and commercial applications. SEQUIAM TRULY BRIDGES THE TECHNOLOGY GAP OF WHAT IS POSSIBLE AND WHAT IS PROFITABLE.

Many of the technologies we see today were initially developed for government, defense, national security, space exploration and single use, never making it to market simply because there were no practical or profitable applications for commercial or consumer use.

SEQUIAM CORPORATION is strategically poised to capitalize on many of these available technologies in a cost efficient manor by focusing on the needs of specific target markets, integrating available technologies and applying them to practical, cost-effective business solutions.

SEQUIAM CORPORATION is well positioned to become a leading provider of technology-integrated business solutions and applications by understanding today's business environment and the competitive challenges in this era of Globalization, while many companies and organizations (both public and private) are competing for the same shrinking dollar. In this market and economic environment, businesses need to learn how to do more with less - Sequiam has the solutions.

SEQUIAM CORPORATION has been formed through its own solid base of proprietary technologies and the acquisition of companies with products and services that have completed the development stages and are ready for marketing and integration. This unique business approach affords the company higher margins and greater return on investment since most capital outlays are for marketing and integration - not for developing new technologies.

Sequiam's business model focuses on specific technologies that can be integrated into business solutions and on the specific needs of its target market. Current products and services include; Biometric technology integration, web-based software applications, Internet based content/programs and database marketing management. Sequiam's target industry focus for its products and services includes:

          -    Government agencies
          -    School districts
          -    Universities
          -    Mid to large size national and international corporations
          -    Consumer direct

Sequiam Corporation's core business has been developed through existing patent-pending technologies and its integration into proprietary applications. Several business centers have already been established for Sequiam products and services, and are currently being utilized in several enterprises that have already proven successful and are poised for expansion into national and global markets.

                                  SUBSIDIARIES
                                        &
                              CURRENT PRODUCT LINE

SEQUIAM  BIOMETRICS,  INC.
--------------------------

    CURRENTLY, SEQUIAM IS ROLLING OUT THE FIRST STAND-ALONE BIOMETRIC CONSUMER
                            PRODUCT; THE BIOVAULT TM

Incorporating the latest Biometric Technologies with practical applications, SEQUIAM BIOMETRICS offers high level identification and authentication technologies, systems and programs that are designed into a variety of security and tracking systems.

Harnessing individuals' unique physiological and biological characteristics into identification technologies, Sequiam Biometrics offer one of the most versatile biometric designs that can be applied into a host of applications to meet specific client needs and consumer and commercial applications.

Existing Biometric technologies utilize individual features that are external, easily duplicated and unreliable. Sequiam Biometrics' patented approach brings together the captive reading of a fingerprint and the analysis of that fingerprint for accurate identification that cannot be duplicated.

CREATING  THE  FIRST  STAND-ALONE  BIOMETRIC  CONSUMER  PRODUCT
---------------------------------------------------------------
Sequiam Biometrics' most social conscious and innovative product, THE BIOVAULT, was developed as an answer to responsible gun ownership, allowing gun owners a cost effective way to keep a loaded weapon in a safe and secure storage unit, yet have instantaneous access if needed. Utilizing Sequiam Biometrics' patented fingerprint identification technology, only approved users as determined by the owner are allowed access.

BIOVAULT  MARKETING
-------------------
Sequiam Biometrics has reached an oral agreement with the National Rifle Association (NRA) to enter into a distributor agreement. The NRA will act only as a sales agent, and will offer the BioVault(TM) in its online store and catalog. Production of the BioVault(TM) began in July 2003 with small volumes that the company expects will steadily increase through the third and fourth quarter. The NRA estimates sales to reach approximately 50,000 units over the next twelve months solely through NRA distribution.

In addition to the NRA, Sequiam Biometrics has established a direct to consumer marketing strategy that will increase consumer awareness and branding. Discussions are currently underway with various distributors as well, which will give Sequiam Biometrics a strong position for consumer related products utilizing biometric technologies.

Sequiam believes that with the ability to offer consumer-need products utilizing these advanced technologies at affordable prices, the company and its products will be positioned for instant market acceptance and have the ability to establish a large market share in this emerging industry.

SECURITY  APPLICATIONS
----------------------
Sequiam Biometrics' identification technologies are so versatile and cost efficient that there are several applications currently under development:

     -    Computer  workstation  security
     -    Area  access
     -    Medical,  hospital  and  pharmaceutical
     -    Personnel  tracking  and  reporting
     -    Airport  security

INFORMATION  AND  DATA  GATHERING  AND  TRACKING
------------------------------------------------
In today's world, managing access is only one of the components of security issues. With the technology and program support of the Sequiam Family of companies, our Biometric technologies are easily integrated into database programs, offering information gathering, tracking of personnel and identifying non-approved access attempts.

ADDITIONAL  BUSINESS  OPPORTUNITIES  AND  BIOMETRIC  APPLICATIONS
-----------------------------------------------------------------

Integrating Sequiam's biometric identification technologies with the company's software creation capabilities, Sequiam has the ability to design customized technology business solutions to meet the specific needs of its clients.

Sequiam was verbally notified on June 16, 2003, that we have been selected as the biometric access provider for the pilot of the Pegasus project, a national crime database that is being produced for the National Sheriffs' Association. The intent of the Pegasus project is to provide a crime database that can be available through subscription to all sheriff's departments in the United States, as an alternative to the FBI database currently used by most sheriff's departments. After responding to a request for proposal from the National Sheriffs' Association, we were selected to provide our biometric technology to the pilot project to serve four sheriff's departments in different states as the project proves to be successful; it will be implemented nationwide using Sequiam's patented Biometric technology.

The company was recently engaged by several school districts to create a pilot program for student attendance. This pilot program will integrate Sequiam's patented biometric identification with Sequiam's software and standardized communication systems that would take, record and track student attendance as well as notify parents if their child is absent or tardy.

Sequiam Biometrics is also in discussions with several financial institutions who are interested in applying Sequiam's patented biometric fingerprint reader to workstation security.

SEQUIAM  SOFTWARE,  INC.
------------------------
Sequiam Software's current intellectual property portfolio offers clients complete turnkey or customized solutions designed to increase productivity, enhance efficiency and dramatically lower operating costs while addressing document management and copying needs.

INTERNET  REMOTE  PRINT  (IRP)
------------------------------
Internet Remote Print (IRP) is a web-based software application for documents to be electronically sent from a remote location to a centralized Copy Center or Print Shop.

                               BUSINESS SOLUTIONS
                               ------------------

Sequiam IRP (Internet Remote Print), Sequiam DMS (Document Management System) and two versions of Sequiam IRP Duplicator (Sequiam IRPlicator Print Shop and Sequiam IRP Remote Copy) offer to business enterprises synergistic, cost-effective solutions for digital and hard copy document management workflows.

Sequiam IRP and Sequiam DMS facilitate every step of the document workflow including document creation, scanning, archiving, indexing, retrieval, accounting and copying (either internally or to an outsourced vendor) using sophisticated access control and security features all packaged in an intuitive, user-friendly environment.

Current users of the Sequiam IRP and Sequiam IRP Duplicator systems include:

     -    FLORIDA STATE UNIVERSITY,
     -    LOUISIANA STATE UNIVERSITY,
     -    SEMINOLE COUNTY SCHOOL SYSTEM,
     -    VOLUSIA COUNTY SCHOOL DISTRICT,
     -    MEMORIAL HEALTH SYSTEMS AND
     -    ORANGE COUNTY CONVENTION CENTER IN ORLANDO, FLORIDA

In a case study recently performed by the Volusia County School System, it was found that with the implementation of IRP, cost savings to the School District have exceeded $500,000 per month.

In addition, Florida State University's Print Shop manager has been so excited with the results of IRP that they will be featuring Sequiam's Internet Remote Print software during their annual symposium in October, 2003, which will host print shop managers from more than 70 Universities from around the country.

Sequiam has completed a three-month trial with Seminole County School Systems utilizing Kinko's for all outsourcing. This pilot project resulted with such positive results that discussions are currently underway for Kinko's to implement IRP software on a national level.

EXCERPTS  FROM  PILOT  PROJECT  REPORT:
---------------------------------------
--------------------------------------------------------------------------------
Kinko's is in a unique position to recognize and realize the potential of our products. As you know, we recently completed a three-month trial with Kinko's and our customer, Seminole County School System ("SCSS"). SCSS used Sequiam products to print original and duplicated documents received in its central print facility from schools and offices throughout the County. Because of the effectiveness and rapid user acceptance of Internet Remote Print, the previously underutilized print facility quickly became over utilized, even after expanding their internal resources to include three (3) Heidelberg 9110 duplicators. As a result, we entered into the pilot program with Kinko's to accept the overflow using the very same Sequiam software. During the first three months of the trial, the customer sent approximately 1,200,000 overflow impressions to Kinko's electronically using our system. It is our understanding that SCSS will be contracting to send a minimum of 750,000 impressions per month to Kinko's in the 2003/2004 school year.

Unlike other electronic transmission systems, the Kinko's employees who used our system did not have to download an email, open an application, and hope that the customer and the Kinko's store were using the same application software and fonts, they only had to release the job directly to the print device. The result was a dramatic increase in operational efficiency and a lot of new business driven  directly  and  automatically  to  Kinko's.
--------------------------------------------------------------------------------

Sequiam believes that it will eventually make sense for many companies, school districts and organizations to eliminate their internal print and copy shops, dramatically decreasing overhead while increasing efficiency. The reason simply being that IRP provides an intuitive, easy-to-use tool to facilitate outsourcing of a non-core, high overhead, zero-profit business function. By working together with Kinko's, Sequiam can make that a reality in a very significant manner.
Using the results of the SCSS test as the premise, it is interesting to interpolate such a result to Kinko's worldwide. If each of Kinko's 1,100 stores have only one client like SCSS who outsourced 400,000 new images a month using the Sequiam Software, that would result in new business equal to 440 million images per month or more than 5 billion per year. Of course, this is a very simplistic analysis, but it is certainly food for thought. Sequiam also believes that Kinko's internal use of the Sequiam products for load balancing between stores and regional copy centers will yield additional cost savings and other operational efficiencies.


UPCOMING  NEW  USERS  OF  THE  SEQUIAM  IRP  AND  SEQUIAM IRP DUPLICATOR SYSTEMS
INCLUDE:

     -    PALM BEACH COUNTY CONVENTION CENTER
     -    PALM BEACH COUNTY SCHOOL DISTRICT

These web-based software print applications are marketed through Sequiam Corporation's wholly owned subsidiary SEQUIAM SOFTWARE, INC., which was formed through the acquisition of several Internet based and software products and companies.

SEQUIAM  EDUCATION,  INC.
-------------------------

At Sequiam Education, Inc., we pride ourselves in maintaining and exceeding one standard: developing products and services that offer practical solutions with measurable results. With school systems across the country being faced with budget cuts, while also being asked to raise the level of educational achievement, Sequiam Education provides solutions to meet these challenges by combining the latest technology with the very fundamentals of education.

Sequiam offers management systems for communication as well as document and information services that deliver tremendous cost savings, allowing school systems to reallocate funds to other necessary projects. Our supplemental educational enhancement learning programs enable students to achieve a higher level of comprehension while empowering parents to become more involved in the educational process.

Our programs concentrate on the core fundamentals of education and incorporate direct communications among students, parents and teachers utilizing the latest technological delivery systems. Additional programs enhance communications between school officials and help teachers produce lesson support materials more efficiently. All programs and services maintain complete data necessary to measure results while providing for rapid retrieval of data and information. Our programs include:



                               [GRAPHIC  OMITED]


THE EXTENDED CLASSROOM is a supplemental educational tool, designed to help students and parents with:

          -    Comprehending  homework  assignments
          -    Preparing  for  achievement  testing
          -    Maintaining  a  higher  level  of  understanding
          -    Achieving  a  higher  comprehension  level
          -    Tracking  and  measuring  achievement  results

The Extended Classroom is an Internet-based program that offers videotaped lesson summaries of the very concepts that are taught in our public school classrooms. Written and presented by actual teachers, The Extended Classroom offers more than 300 Lesson Concept Summaries (LCS) per grade for all four disciplines:

          -    Language  Arts
          -    Math
          -    Social  Studies
          -    Science

The Extended Classroom covers grades K thru 12, with each LCS running an average length of two minutes, offering approximately ten hours of video for each grade.

The Extended Classroom is truly one-of-a-kind. Each LCS has been carefully written and delivered by actual teachers, guaranteeing that each LCS not only meets required curriculum standards, but also covers and aligns with daily homework assignments, covers the concepts that are required on achievement tests and meets the benchmarks of the Sunshine State Standards.

The Extended Classroom is not a replacement, but a supplement to the educational process, focusing on one of the key elements of the learning process, REPETITION.

The Extended Classroom program is delivered via the Internet through Sequiam Education's ADVANCE DELIVERY SYSTEM and available on companion CDs for students without high-speed Internet access.

The  Extended  Classroom  as  an  Assessment  Tool
--------------------------------------------------
One of the biggest challenges of any Educational program is tracking and reporting measurable results. The Extended Classroom's unique data retrieval system provides essential information for students, parents and educators, allowing the measurement and reporting of student's comprehension and achievement levels when using the program.

Integrated into the Lesson Concept Summaries (LCS) are relevant questions and tests that each student takes while experiencing the program. Information gathered from both usage and test results are presented in customized reports to educators, while at the same time providing instant feedback to students and parents.

The Extended Classroom is will be available in November, 2003 for 3rd, 4th and 5th grades, and will be marketed through individual subscription and Master Licensing Agreements (MLA') with school districts and after school programs and organizations.

The Extended Classroom is marketed through Sequiam Education, which was formed through the asset purchase of SBN. This strategic acquisition furthers Sequiam's penetration into the $16.3 billon market of Supplemental Educational products.


ADDITIONAL PRODUCTS AND SERVICES OFFERED UNDER SEQUIAM EDUCATION:

STANDARDIZED COMMUNICATION SYSTEMS (SCS)
----------------------------------------

SEQUIAM EDUCATION prides itself on understanding the needs and challenges in Public Education. Standardized communication is a vital component in the day-to-day activities and management of a School System. Improvement and development of communication programs are not only a mandate, but also a budgetary burden on School Districts.

Sequiam Education's Standardized Communication System (SCS) is designed to provide cost-efficient and extremely effective communications among:

          -    School  administrators  and  staff
          -    School  administrators  and  parents
          -    Teachers  and  parents
          -    Parents  and  students

"911"  --  Emergency  Communication  Program
--------------------------------------------
Used primarily for communicating specific instructions and information in the event of an emergency or disaster, school system superintendents have the ability to pre-record emergency messages via phone and computer for each level in the communication chain: principals, teachers, janitorial staff, security personnel, administration and parents. Each message can be standardized and automatically sent via the phone and e-mail (voice and/or audio) through the Internet.

"411"  --  Informational  Communication  Program
------------------------------------------------
Similar to "911," this system is designed for each school principal to standardize a pre-recorded message, deliverable via phone and computer for each level in the communication chain; administration, teachers and parents. The "411" system allows each school to send out standardized messages that are non-emergencies and are related to the specific school's activities, truancy and behavioral issues.

HomeWorks
---------
The Sequiam HomeWorks system is a daily, automated program designed to allow teachers to inform parents of homework assignments and other school related information via phone and/or computer. Daily, teachers simply dial into an 800 number, enter their pre-assigned PIN and record their message. This audio message is then delivered by an automated phone call to a number designated by the parents and sent via the Internet to the parent's e-mail address. Parents have a designated 800 number to call in order to access the daily HomeWorks message at will.

SEQUIAM EDUCATION'S SCS programs afford School Districts cost effective standardized communications that have been mandated by the Federal Government. In addition, Sequiam's information database capabilities are designed to gather, update and verify contact information. This affords additional savings for:

          -    Updating  school  census  information
          -    Updating  school  contact  information
          -    Storing  off-site  data